Exhibit 16.1

Silberstein Ungar, PLLC CPAs and Business Advisors
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                                                            Phone (248) 203-0080
                                                              Fax (248) 281-0940
                                                30600 Telegraph Road, Suite 2175
                                                    Bingham Farms, MI 48025-4586
                                                                  www.sucpas.com

July 30, 2014

Securities and Exchange Commission
Office of the Chief Accountant
100 F Street, N.E.
Washington, DC 20549-7561

Re: Lithium Corporation

We have read the statements included in the 8-K dated July 25, 2014 of Lithium Corporation to be filed with the Securities and Exchange Commission and are in agreement with the statements concerning our firm.

We have no basis to agree or disagree with the other statements included in such Form 8-K.

Sincerely,


/s/ Silberstein Ungar, PLLC
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Silberstein Ungar, PLLC